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                                                                      EXHIBIT 21


                      ZIONS BANCORPORATION AND SUBSIDIARIES
                              AT DECEMBER 31, 1998

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                      SUBSIDIARY                                                    STATE
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
Zions First National Bank                                   Federally chartered doing business in Utah and Idaho

California Bank & Trust                                                          California

Vectra Bank Colorado                                    Federally chartered doing business in Colorado and New Mexico

National Bank of Arizona                                        Federally chartered doing business in Arizona

Nevada State Bank                                                                  Nevada

The Commerce Bank of Washington                               Federally chartered doing business in Washington

Val Cor Bancorporation, Inc.                                                      Colorado

Cash Access, Inc.                                                                   Utah

GB Capital Trust                                                                  Delaware

Great Western Financial Corporation                                                 Utah

Lockhart Realty Company                                                             Utah

VBC Capital I                                                                     Delaware

Zions Management Services Company                                                   Utah

Zions Insurance Agency, Inc.                                                        Utah

Zions Life Insurance Company                                                       Arizona
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